EXHIBIT 10.14

                           WIEN GROUP, INC. LETTERHEAD


Stanford 'Chips' Janger
Chief Operating Officer
Lightsport Products, Inc.
801 Tierra Alta Street
Moss Beach, CA 94039

Re:  Engagement as Placement  Agent,  Corporate  Finance  Advisor and Investment
     Banker

Mr. Janger:

This engagement letter (the "Engagement Letter") confirms the engagement (the "Engagement") of Wien Group, Inc. (hereinafter "Wien") by Lightsport, Inc. and its affiliate companies (the "Client" or the "Company"), on a non-exclusive basis, to act as a consultant and advisor in connection with the following on behalf of the Company:

introductions to strategic partners, financial institutions, and accredited investors; financing for the Company's operations and expansion; ongoing issues regarding the Company's operations as a private or public company; merger and acquisitions;

1.   Non-Exclusive Authority

During the Engagement Period (as hereinafter defined), Wien and such other broker/dealers as Wien may reasonably approve shall undertake to obtain financing for Client. During the Engagement Period, Client shall retain the right to appoint others to work on its behalf.

2.   Engagement Period

The Engagement hereunder shall become effective on the date the Client executes and delivers this letter to Wien (the "Commencement Date) and shall expire, unless extended by mutual agreement of the parties hereto, six (6) months after the Commencement Date (then Termination Date"). The period, which is from the Commencement Date to the Termination Date, is sometimes hereinafter referred to as the "Engagement Period." If not extended by mutual agreement of the parties hereto, as provided for above, upon expiration of the Engagement Period, all obligations of Wien hereunder shall terminate.

3.   Wien Services

With effect from the Commencement Date, Client acknowledges that it has engaged Wien for the Engagement Period, pursuant to the terms hereof, as its non-exclusive adviser with respect to structuring, issuing and marketing equity or hybrid securities and providing strategic consulting


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                                                                   EXHIBIT 10.14

and financial advisory services with regard thereto (the "Transaction"). Wien or other such person, firm, or company as Client may have agreed in writing in advance, will, using reasonable good faith efforts, perform or cause to be performed the following services (collectively the "Services")

o perform such due diligence as Wien shall reasonably deem necessary in connection with the Transaction;

o work with Client's legal counsel, accountants, appraisers and other experts and agents, if any, retained by or on behalf of Client to assist in the Transaction(s);

o if requested by client, prepare a working draft of a Private Placement Memorandum, subject to the review of Client's legal counsel, in an approximate amount of $5,000,000 for the sale of the securities with terms and conditions acceptable and approved by Client;

o arrange, predicated on the above referenced Private Placement, and if requested by Client a bridge loan of $500,000 to cover the initial costs and working capital with terms and conditions acceptable and approved by Client, prepare Due Diligence Packages and oversee investor due diligence review;

o qualify investors to review information, research and support compiled by Wien with respect to the Transaction and Client (the "Due Diligence Package");

o subject to the provisions hereof, Client's approval and securities laws, use its good faith efforts to facilitate and oversee the marketing of the Securities and the distribution of the Due Diligence Package and Private Placement Memorandum through Wien's network of accredited and institutional investors or, with the Client's prior consent, by such other means as Wien deems appropriate;

4.   Obligations of Client

Client acknowledges and agrees that it shall perform the following undertakings, agreements and covenants in connection. with the Engagement:

o to make available or cause to be made available to Wien, at Client's expense, all documents, agreements and other information, in hard copy and database form, which in Wien's reasonable judgment shall be necessary for the proper performance of due diligence and/or the issuance for marketing of the Securities, and the execution of Merger and Acquisition activities and other financial advisory services,

o if Client accepts an offer to purchase the Securities from an investor which requires Wien to cease its marketing and sales efforts, Wien's obligations in respect of marketing for the Transaction are fulfilled;


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                                                                   EXHIBIT 10.14

o to cooperate fully with Wien in connection with the review and analysis of Clients financial statements and economic projections and, at Wien's reasonable request, to provide Wien with information concerning the Client, as well as the Client's officers, directors, employees and other agents concerning the subject matter of the Engagement. All information provided by Client and its officers, directors, employees or agents shall be accurate and complete in all material respects and Wien shall be entitled to rely thereon without verification and to include all or any portions thereof in any marketing, issuance or offering documents with respect to the Securities;

o if requested by Client to negotiate a matter on behalf of Client to negotiate in good faith and, subject to said negotiations and if requested by Client, to prepare all documentation reasonably necessary to complete the Transaction;

o to reimburse Wien on a current basis for pre-approved out-of-pocket expenses including but not limited to travel and printing and other costs associated with the Transaction;

o to retain mutually acceptable sub-contractors that are wholly necessary and appropriate to perform some or all of the due diligence or other Services (the "Sub-Contractors"); and

o to pay all pre-approved expenses pursuant to this Agreement on a current basis incurred by any Sub-Contractor.

5. Fees

As compensation for and subject to Wien's performance of all of the Services, Client shall pay to Wien:

o a retainer of $2,000 (two thousand dollars) to cover initial processing costs, including commencement of comprehensive due diligence.

o for Senior Debt a fee equal to six percent (6%) of the aggregate amount of the Senior Debt issued; payable at the time Wien sells the Securities;

o for equity, or any other non-investment grade securities, a fee equal to five percent (5%) Of the aggregate principal amount of equity, or any other non-investment grade securities issued, payable at the time Wien sells the Securities;

o for investment grade securities, a fee equal to seven percent (7%) of the aggregate amount of investment grade securities issued; payable at the time Wien sells the Securities,

o for Merger & Acquisition and other investment banking advisory services, fees agreed to in advance of the provision of such services;


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                                                                   EXHIBIT 10.14

In the event the closing of the Transaction shall not have occurred because of the Client's failure or refusal to perform its obligations under the Engagement Letter, the Client agrees that it will be obligated to pay the fees and expenses provided for herein that were incurred up to the Termination Date.

6.   Modification of Agreement

This Engagement Letter contains the entire agreement between the parties hereto and may be modified only in writing signed by the parties hereto,

7.   Indemnification

The Client agrees to indemnify and hold harmless Wien, its parent and affiliates, their directors, officers, controlling persons, agents, employees and attorneys (hereinafter an "Indemnified Party") from and against all claims, liabilities, losses, damages, proceedings or actions arising out of any breach of the Client's obligations pursuant to this Engagement Letter, and will reimburse each Indemnified Party for all proper and reasonable costs and expenses, including counsel fees, in connection with investigating, preparing for and defending any such claim, proceeding or action whether pending or threatened. The Client will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are judicially determined by final order, without any further right to appeal, to have resulted primarily from Wien's of that of any Indemnified Party's negligence, misconduct, failure or omission to act

With equal force, and to the same extent as provided above, Wien shall indemnify and hold harmless the Company, its officers, directors, controlling persons, agents, employees and attorneys (in this context also an "indemnified Party") from and against any and all losses, claims, demands, costs, damages, liabilities expenses of any nature (including reasonable attorneys' fees and expenses), judgments, fines, settlements and other amounts (collectively, the "liabilities") arising from, or related or incidental to, any and all claims, demands, actions, suits of proceedings, civil, administrative or investigative, in which such Indemnified Party may be involved, or threatened to be involved, as a party or otherwise. and arising out of or related to oral or written misstatements of material facts or omissions to the facts needed to be stated in order that statements made are not misleading ("misstatements or omissions), which misstatements or omissions are made by Wien or its agents in the performance of services provided by Wien under this Agreement and which misstatements or omissions are not made in reliance upon information Provided or statements made by the Company or its agents,

The rights to indemnification under the foregoing shall be in addition to any other rights which any Indemnified Party may have, and shall apply whether or not any Indemnified Party is named or threatened to be named as a party in any action, suit or proceeding, brought or to be brought.


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                                                                   EXHIBIT 10.14

8.   Notices

All notices between the parties hereto shall be in writing and any notice shall be deemed to be delivered ten (10) business days from the date mailed if sent by registered or certified mail, return receipt requested, postage pre-paid, to the address of the respective parties set forth in this Engagement Letter and to the attention of the individuals named (if so named) in this Engagement Letter and on receipt if sent by courier, by fax, or by e-mail.

9.   Governing Law

This Engagement Letter shall be interpreted under and governed by the laws of the State of New York.

10.  Authority

Each party represents and warrants to the other that such entity in entering into and delivering this Engagement Letter has been duly authorized by all requisite action, and that it is duly authorized to execute this Engagement Letter and perform all its obligations hereunder.

11.  Confidentiality

Each of the Client and Wien, on its own behalf and on behalf of its partners, shareholders, officers, employees and agents, hereby acknowledges that the form and content of this Engagement Letter, the form and contents of all documents, instruments and other materials which may become available to it during the course of and with respect to the Transaction, and all information pertaining to the Securities, including the structure, the credit spread, and the other terms (collectively, the "Materials") are confidential and such Materials, or any portion thereof and the contents and substance thereof may not be disseminated, distributed, discussed or otherwise made available to any person other than the Client and Wien without the express prior written approval of the other party. in addition, each party shall not (save where required by some law, regulation or judicial order) publicly disclose or advertise any aspect of this transaction including, without limitation, identifying the marketing agent and/or package without the prior written approval of the other party. Each of the Client and Wien acknowledges that a breach of this provision shall cause irreparable harm to the other party that remedies at law may be inadequate to redress and that Wien and Client, as the case may be, will be entitled to injunctive or similar equitable relief against the other Party.

The exception to this Section 11 is that each party shall be permitted to distribute Materials to its lawyers, accountants, lenders and advisers acting on its behalf.


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                                                                   EXHIBIT 10.14

12. Assignability

Notwithstanding anything herein to the contrary, this Agreement and all rights and obligations hereunder shall be binding upon and inure to the benefit of each party's successors and assigns. The rights and obligations of either party under this agreement may not be assigned without the prior written consent of the other which shall not be unreasonably withheld or delayed.

13.  Authorized Representatives

Mr. Stanford Janger is designated as the Company's Authorized Representative in connection with the Transaction and the Engagement. Mr. Stanford Janger represents and warrants as the Authorized Representative, that he is duly authorized to act on behalf of Company. Mr. Stanford Janger may designate one or more other Authorized Representatives by written notice to Wien at its address as designated in this Engagement Letter.

Please execute this Engagement Letter in the space provided below and return the original to Wien thereby acknowledging your understanding and acceptance of the terms hereof.

Very truly yours, Accepted and Agreed:

WIEN GROUP, INC.                                    Lightsport, Inc.

    /S/ ALAN D. HIRSCH                                 /S/ SANFORD JANGER
-----------------------------                       ---------------------------
By: Mr. Alan D. Hirsch                              By: Mr. Sanford Janger
Executive Vice-President                            Chief Operating Officer
This Date of 10/23/02                               This Date of 10/23/02